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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                PHILADELPHIA COMMUNITY ANTENNA TELEVISION COMPANY
                          (a Pennsylvania corporation)

                                      into

               AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION
                            (a Delaware corporation)
                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware

                             ----------------------

        American Television and Communications Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

        FIRST: That the Corporation is a corporation duly organized and existing pursuant to the provisions of the General Corporation Law of the State of Delaware;

        SECOND: That the Corporation lawfully owns all of the outstanding shares of each authorized class of capital stock of Philadelphia Community Antenna Television Company, a Pennsylvania corporation (the "Subsidiary");

        THIRD: That, by resolutions of its Board of Directors duly adopted by unanimous written consent on August 29, 1997, the Corporation approved the merger of the Subsidiary with and into itself in accordance with Section 253 of the General Corporation Law of the State of Delaware, and that said resolutions, including as an exhibit thereto the Plan of Merger, read exactly as set forth in Annex A to this Certificate; and





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        FOURTH: That the merger shall be effective at 9:00 a.m. on August 29,
1997.

        IN WITNESS WHEREOF, American Television and Communications Corporation has caused this Certificate of Ownership and Merger to be executed and acknowledged in accordance with Section 103 of the General Corporation Law of the State of Delaware on this 29th day of August, 1997.



                                  AMERICAN TELEVISION AND
                                  COMMUNICATIONS CORPORATION


                                  By: GAIL L. ALLAMAN
                                     ----------------------------------
                                      Vice President

Attest:

MARC J. APFELBAUM
---------------------------
     Secretary

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


                                                                         ANNEX A


               American Television and Communications Corporation
              Unanimous Written Consent of the Board of Directors
                       [Resolutions Relating to Merger of
               Philadelphia Community Antenna Television Company]
                                August 29, 1997


        The undersigned, constituting the entire Board of Directors of American Television and Communications Corporation, a Delaware Corporation (the "Company"), acting pursuant to Section 141 of the General Corporation Law of the State of Delaware (the "DGCL"), do hereby adopt the following resolutions;

        RESOLVED, that Philadelphia Community Antenna Television Company, a Pennsylvania corporation ("PCATV"), all of the outstanding capital stock of which is owned by the Company, be merged with and into the Company, which shall be the surviving corporation, pursuant to Section 253 of the DGCL, and that upon such merger becoming effective the Company assume all of the liabilities and obligations of PCATV (the Plan of Merger is attached here to as Exhibit A);

        RESOLVED, that the president or any vice president and the secretary or any assistant secretary of the Company be, and each of them hereby is, directed to prepare and execute, under the seal of the Company, a Certificate of Ownership and Merger, which shall set forth a copy of these resolutions, to merge PCATV with and into the Company, and to file the same in the office of the Secretary of State of the State of Delaware;

        RESOLVED, that as a result of and in connection with the merger contemplated by these resolutions, PCATV shall be completely liquidated in compliance with Section 332 of the Internal Revenue Code of 1986, as amended ("Section 332"), and such liquidation shall be effected at such time as is specified as the effective time of the merger in the Certificate of Ownership and Merger that shall be filed with the Secretary of State of the State of Delaware;

        RESOLVED, that the following resolutions relating to the effectuation of the merger of PCATV with and into the Company shall be deemed, with respect to PCATV, to constitute a plan of liquidation satisfying the requirements of
Section 332;

        RESOLVED, that the merger shall not become effective until, and shall become effective upon, the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware or at such later time or date as may be set forth in said Certificate of Ownership and Merger;

        RESOLVED, that the foregoing resolutions may be amended or terminated by this Board of Directors at any time prior to the filing of any or all Certificates of Ownership and Merger with the Secretary of State of the State of Delaware; and

        RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to take all such actions and to execute and deliver all such agreements, instruments and documents and to cause all such entities to be organized or to be dissolved, liquidated or merged as they or any of them shall deem necessary or appropriate to accomplish the purposes of the foregoing resolutions; and that the execution and delivery of such agreements, instruments and documents, the organization, dissolution, liquidation or merger of such entities and the doing or performing of any such actions, shall be conclusive evidence that the same is authorized hereby.

                                                                       EXHIBIT A

                                 PLAN OF MERGER

     PLAN OF MERGER dated as of this 29th day of August, 1997, for the merger of PHILADELPHIA COMMUNITY ANTENNA TELEVISION COMPANY, a Pennsylvania corporation ("Subsidiary"), with and into AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION, a Delaware corporation ("Parent"; together with Subsidiary, the "Constituent Corporations").

     WHEREAS, Parent is a business corporation duly incorporated under the laws of the State of Delaware;

     WHEREAS, Subsidiary is a business corporation duly incorporated under the laws of the State of Pennsylvania and its authorized capital is 5,000 shares of common stock, with par value of Ten Dollars ($10.00), of which 4,200 shares are issued and outstanding;

     WHEREAS, Parent owns all of said issued and outstanding shares of common stock of Subsidiary; and

     WHEREAS, the Board of Directors of Parent deems it to be in the best interests of the Constituent Corporations that Subsidiary be merged into Parent, and adopts and approves all the provisions of and actions contemplated by this Plan of Merger;

     NOW, THEREFORE, for the purpose of setting forth the terms of the merger of the Constituent Corporations (the "Merger"), the mode of effectuating the Merger and such other related details or provisions as may be necessary or desirable, it is provided as follows:

                                    ARTICLE I

                                     MERGER

     In accordance with the laws of the States of Delaware and Pennsylvania, Subsidiary shall be merged into Parent. Parent shall be, and may be referred to herein as, the "Surviving Corporation".

     The effects of the Merger as of the Effective Date (as defined below) shall be as provided under Section 259 of the General Corporation Law of the State of Delaware and under Section 1929 of the Pennsylvania Business Corporation Law.

                                   ARTICLE II

                                 EFFECTIVE DATE

     The Merger shall not become effective until, and shall become effective upon, the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware or at such later time or date as may be set forth in said Certificate of Ownership and Merger (such date, the "Effective Date").

                                   ARTICLE III

                       TRANSFER OF ASSETS AND LIABILITIES

     From time to time, as and when requested by Parent as the Surviving Corporation or by its successors or assigns, to the extent permitted by law, the last acting officers and directors of Subsidiary, or the officers and directors of Parent, are hereby fully authorized, in the name of Subsidiary (or otherwise), to execute and deliver any and all deeds, assignments, confirmations and other instruments and to take or cause to be taken all such other and further actions as Parent as the Surviving Corporation may deem necessary or appropriate in order more fully to vest, perfect, confirm in or assure Parent title to, and possession of, all the property, interests, assets, rights, privileges, powers and franchises of Subsidiary as of the Effective Date, or otherwise to carry out the provisions of this Plan of Merger.

                                   ARTICLE IV

                                  CAPITAL STOCK

     As of the Effective Date, all shares of common stock of Subsidiary that are issued or outstanding shall be cancelled. The shares of capital stock of Parent shall not be affected by the Merger.

                                    ARTICLE V

                          CERTIFICATE OF INCORPORATION

     The Restated Certificate of Incorporation of Parent shall continue in force as the certificate of incorporation of the Surviving Corporation, until its due alteration or amendment in accordance with its provisions and with applicable law.

                                   ARTICLE VI

                                     BY-LAWS

     The By-Laws of Parent in effect as of the Effective Date shall continue in force as the By-Laws of the Surviving Corporation, until their due alteration, amendment, or repeal in accordance with their provisions, with the Certificate of Incorporation and with applicable law.

                                   ARTICLE VII

                             DIRECTORS AND OFFICERS

     The directors and officers of Parent shall be the directors and officers of the Surviving Corporation as of the Effective Date, each to hold office until his or her successor has been elected and qualified or until otherwise provided by law.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

     This Plan of Merger may be terminated by action of the Board of Directors of Parent at any time before the Effective Date. In the event of such termination, this Plan of Merger shall become wholly void and of no effect.

     This Plan of Merger may be amended or modified at any time prior to the Effective Date by action of the Board of Directors of Parent.

     IN WITNESS WHEREOF, this Plan of Merger has been signed on behalf of Parent by its duly authorized officers as of the day and year first above written.


                                   AMERICAN TELEVISION AND
                                   COMMUNICATIONS CORPORATION


                                   By: GAIL L ALLAMAN
                                      ------------------------------
                                       Vice President

Attest:

MARC J. APFELBAUM
-----------------------------
Secretary



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